NSAR ITEM 77O
                                      2000
                                  VK Pace Fund
                               10f-3 Transactions
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

  Underwriting #        Underwriting           Purchased From    Amount of shares  % of Underwriting   Date of Purchase
                                                                    Purchased
         1               Tycom Ltd.                 DLJ                29,300             0.048%            07/26/00
         2              Petrobras ADS          Merrill Lynch          400,000             0.469%            08/09/00
         3              Immunex Corp.        Robertson Stephens        52,700             0.075%            11/09/00

Other Principal Underwriters for #1                           Other Principal Underwriters for #2
------------------------------------                          -----------------------------------
Goldman, Sachs & Co.                                          Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.                                     ABN AMRO Incorporated
Merrill Lynch, Pierce, Fenner & Smith                         Banc of America Securities LLC
Bear, Stearns & Co. Inc.                                      Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation                        Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corp.                 UBS Warburg LLC
Lehman Brothers Inc.                                          Credit Lyonnais Securities (USA) Inc.
J.P. Morgan Securities Inc.                                   Dresdner Kleinwort Benson North Americ LLC
Morgan Stanley & Co.                                          Jefferies & Company, Inc.
Banc of America Securities LLC                                Petrie Parkman & Co., Inc.
Deutsche Bank Securities Inc.
UBS Warburg LLC
Sanford C. Bernstein & Co., Inc.
Blaylock & Partners, L.P.
The Buckingham Research Group Incorporated
Credt Lyonnais Securities Inc.
ING Barings LLC
McDonald Investments Inc.
Neuberger Berman, LLC
Wasserstein Perella Securities, Inc.
Wit Sound View Corporation
M.R. Beal & Company
Commerzbank Capital Markets Corporation
May Davis Group Inc.
Ramirez & Co. Inc.
Scotia Capital Inc.
Sturdivant & Com, Inc.
The Williams Capital Group, L.P.


Other Principal Underwriters for #3
-----------------------------------
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Robertson Stephens, Inc.
Adams, Harkness & Hill, Inc.
Sanford C. Bernstein & Co., Inc.
Chase Securities Inc.
Commerzbank Capital Markets Corporation
Dain Rauscher Wessels
D.A. Davidson & co. Incorporated
First Union Securities, Inc.
Fortis Bank
Janney Montgomery Scott Inc.
Edward D. Jones & Co., L.P.
Leerink Swann & Company
Neuberger Berman, LLc
Prudential Securities Incorporated
Ragen MacKenzie, a division of Wells Fargo Investments LLC
U.S. Bancorp Piper Jaffray Capital Markets

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